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                                                                     Exhibit (L)
                     INVESTMENT REPRESENTATIONS OF PURCHASER


The undersigned ("Purchaser") represents and warrants to Meridian Fund, Inc. (the "Fund") as follows:

(a) Purchaser is acquiring 5,000 shares of Fund Common Stock (hereinafter referred to as the "Stock") for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution of such Stock, nor with any present intention of distributing or selling such Stock, but subject, nevertheless, to any requirement of law that the disposition of its property should at all times be and remain within its control.

(b) Purchaser understands and agrees that the Stock has not been registered under the Securities Act of 1933 ("1933 Act") nor qualified under any state securities laws, and that the Stock may not be sold or otherwise transferred by it in the absence of such registration or qualification or an exemption being available therefrom under the 1933 Act and any applicable state securities law. Purchaser confirms that it has consulted with counsel with respect to such limitations on resale, and that it is fully familiar with the position of the Securities and Exchange Commission limiting the resale to the public of the Stock being acquired by it hereunder.

(c) (i) Purchaser acknowledges that Purchaser has received and read and is familiar with all material information relating to the Fund and its business and prospects, that Purchaser was able to ask questions of and receive answers from the Fund or persons acting on its behalf concerning the terms and conditions of the transactions referred to herein and the business and prospects of the Fund and that in connection therewith at no time was Purchaser presented with or solicited by any leaflet, public promotional meeting, newspaper or magazine article, radio or television advertisement or any other form of general advertising or general solicitation;

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(ii)     Purchaser acknowledges that Purchaser's investment in the Stock may be long term and is by its nature speculative. Purchaser is aware that the Fund has no financial or operating history; that the Stock is a speculative investment which involves a high degree of risk by Purchaser of Purchaser's entire investment in the Fund; that there are substantial restrictions on the transferability of the Stock; and that there is no public market for the Stock or any current prospects therefor, although the Stock is redeemable at the option of the holder.

                                PURCHASER:

                                ASTER INVESTMENT MANAGEMENT CO., INC.,
                                a California corporation

DATE: April,_, 1984             By:

                                Its: President

                                Secretary's Attest:

                                Secretary,
                                Aster Investment Management Co., Inc.

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